      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2001


                                                      REGISTRATION NO. 333-49832
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           --------------------------

                           NETSOL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                       NEVADA                                              95-4627685
          (State or other jurisdiction of                      (IRS Employer Identification No.)
           incorporation or organization)

              24025 PARK SORRENTO, SUITE 220, CALABASAS, CA 91302
                                 (818) 222-9197
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                           --------------------------

                               MALEA FARSAI, ESQ.
                                GENERAL COUNSEL
                           NETSOL INTERNATIONAL, INC.
                         24025 PARK SORRENTO, SUITE 220
                          CALABASAS, CALIFORNIA 91302
                                 (818) 222-9195
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------


                                   COPIES TO:
                             KAREN C. GOODIN, ESQ.
                           Preston Gates & Ellis LLP
                            4 Park Plaza, Suite 1900
                                Irvine, CA 92614
                                 (949) 253-0900

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
       FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS EFFECTIVE.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                    SUBJECT TO COMPLETION DATED JUNE 7, 2001

THE INFORMATION IN THIS PROSPECTUS IN NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                           NETSOL INTERNATIONAL, INC.

                                  $30,000,000

                                  COMMON STOCK
                       WARRANTS TO PURCHASE COMMON STOCK

    This prospectus is part of the registration statement we filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

    - We may issue up to $30,000,000 of our common stock or warrants to purchase our common stock from time to time.

    - We will circulate a prospectus supplement each time we plan to issue our common stock or warrants to purchase common stock.

    - The prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this prospectus.

    - You should read this prospectus and any prospectus supplement carefully before you invest.


    Our common stock, $.001 par value is listed on the Nasdaq SmallCap Market, under the symbol "NTWK". On June 1, 2001, the last reported sale price for our common stock was $3.44 per share.


    We may offer these shares directly to purchasers, through agents that we designate from time to time or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between them will be set forth in a supplement to this prospectus. No shares of common stock may be sold by us without delivery of the applicable prospectus supplement.

    THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                            ------------------------

    Our principal executive offices are located at 24025 Park Sorrento, Suite 220, Calabasas, CA 91302 and our telephone number is (818) 222-9195. Our web site is located at www.netsol-intl.com. Information contained in our web site is not part of this prospectus.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS          , 2001

                               TABLE OF CONTENTS

Risk Factors................................................    3

The Company.................................................    9

Special Note Regarding Forward-Looking Statements...........    9

Use of Proceeds.............................................    9

General Description of Securities...........................    9

Plan of Distribution........................................   11

Legal Matters...............................................   12

Experts.....................................................   12

Where You Can Find More Information.........................   13

                                  RISK FACTORS

    An investment in the shares of common stock offered by this prospectus involves a high degree of risk. You should carefully review the following risk factors as well as the other information set forth in this prospectus before making an investment.

    SOME OF THE INFORMATION IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. YOU CAN IDENTIFY THESE STATEMENTS BY FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "BELIEVE," "ESTIMATE" AND "CONTINUE" OR SIMILAR WORDS. YOU SHOULD READ STATEMENTS THAT CONTAIN THESE WORDS CAREFULLY BECAUSE THEY:

    - discuss our future expectations;

    - contain projections of our future operating results or of our future financial condition; and/or

    - state other "forward-looking" information.

    WE BELIEVE IT IS IMPORTANT TO COMMUNICATE OUR EXPECTATIONS TO OUR INVESTORS. THERE MAY BE EVENTS IN THE FUTURE, HOWEVER, THAT WE ARE NOT ACCURATELY ABLE TO PREDICT OR OVER WHICH WE HAVE NO CONTROL. THE RISK FACTORS LISTED IN THIS SECTION, AS WELL AS ANY CAUTIONARY LANGUAGE IN THIS PROSPECTUS, PROVIDE EXAMPLES OF RISKS, UNCERTAINTIES AND EVENTS THAT MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS WE DESCRIBE IN OUR FORWARD-LOOKING STATEMENTS. BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF ANY OF THE EVENTS DESCRIBED IN THESE RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS AND THAT UPON THE OCCURRENCE OF ANY OF THESE EVENTS, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

    IF WE DO NOT ATTRACT AND RETAIN QUALIFIED PROFESSIONAL STAFF, WE MAY NOT BE ABLE TO ADEQUATELY PERFORM OUR CLIENT ENGAGEMENTS, WHICH COULD LIMIT ACCEPT OUR ABILITY TO NEW CLIENT ENGAGEMENTS

    Our business is labor intensive and our success depends in large part upon our ability to attract, retain, train and motivate highly skilled employees. Because of the rapid growth in the Information Technology or I/T sector, there is intense competition for employees who have modeling, creative design, technical and program management experience. In addition, the Internet has created many opportunities for people with the skills we seek to form their own companies or join startup companies and these opportunities frequently offer the potential for significant future financial profit through equity incentives which we cannot match. We may not be successful in attracting a sufficient number of highly skilled employees in the future, or in retaining, training and motivating the employees we are able to attract. Any inability to attract, retain, train and motivate employees could impair our ability to adequately manage and complete existing projects and to bid for or accept new client engagements.

    IF WE DO NOT MANAGE OUR GROWTH EFFECTIVELY, OUR OPERATING RESULTS WILL BE ADVERSELY AFFECTED


    Our growth has placed significant demands on our management and other resources. Our revenues increased approximately 100% from $3.5 million (restated) in 1999 to $7.0 million in 2000. Our staff increased from 112 full-time employees at June 30, 1999 to 425 at December 31, 2000. Our future success will depend on our ability to manage our growth effectively, including by:


    - developing and improving our operational, financial and other internal systems;

    - integrating and managing acquired businesses, joint ventures and strategic investments;

    - training, motivating and managing our employees;

    - estimating fixed-price fees and project timeframes accurately;

    - maintaining high rates of employee utilization; and

    - maintaining project quality and client satisfaction.

    We have significant fixed operating costs, which may be difficult to adjust in response to unanticipated fluctuations in revenues.

    A high percentage of our operating expenses, particularly personnel and rent, are fixed in advance of any particular quarter. As a result, unanticipated variations in the number, or progress toward completion, of our projects may cause significant variations in operating results in any particular quarter and could have a material adverse effect on operations for that quarter.

    An unanticipated termination of a major project, a client's decision not to proceed with a project we anticipated, or the completion during a quarter of several major client projects could require us to maintain underutilized employees and could therefore have a material adverse effect on our business, financial condition and results of operations. Our revenues and earnings may also fluctuate from quarter to quarter based on such factors as:

    - the contractual terms and timing of completion of projects;

    - any delays incurred in connection with projects;

    - the adequacy of provisions for losses and bad debts;

    - the accuracy of our estimates of resources required to complete ongoing projects; and general economic conditions.

    IF BUSINESSES DO NOT INCREASE THEIR USE OF THE INTERNET AS A MEANS FOR CONDUCTING COMMERCE, OUR REVENUES WILL BE ADVERSELY AFFECTED

    One of the sources of our revenue is use of our software on-line. We have spent our resources to develop our software so that it will be used via the Internet. Our future success depends on the increased acceptance and use of the Internet as a means for conducting commerce. If commerce on the Internet does not continue to grow, or grows more slowly than expected, revenue growth would slow or decline and our business, financial condition and results of operations would be materially adversely affected. Consumers and businesses may delay adoption of the Internet as a viable medium for commerce for a number of reasons not within our control, including:

    - inadequate network infrastructure;

    - delays in the development of Internet enabling technologies and performance improvements;

    - delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity;

    - delays in the development of security and authentication technology necessary to effect secure transmission of confidential information;

    - changes in, or insufficient availability of, telecommunications services to support the Internet; and

    - failure of companies to meet their customers' expectations in delivering goods and services over the Internet.

    INTERNATIONAL EXPANSION OF OUR BUSINESS COULD RESULT IN FINANCIAL LOSSES DUE TO CHANGES IN FOREIGN ECONOMIC CONDITIONS OR FLUCTUATIONS IN CURRENCY AND EXCHANGE RATES

    We expect to continue to expand our international operations. We currently have offices in the United Kingdom, Germany, Pakistan and Australia. We have limited experience in marketing, selling and providing our services internationally. International operations are subject to other inherent risks, including:

    - recessions in foreign countries;

    - fluctuations in currency exchange rates;

    - difficulties and costs of staffing and managing foreign operations;

    - reduced protection for intellectual property in some countries;

    - political instability or changes in regulatory requirements or overthrowing the current government in the foreign countries; and

    - U.S. imposed restrictions on the import and export of technologies.

    WE DEPEND HEAVILY ON A LIMITED NUMBER OF CLIENT PROJECTS AND THE LOSS OF ANY WOULD ADVERSELY AFFECT OUR OPERATING RESULTS

    We have derived, and believe that we will continue to derive, a significant portion of our revenues from a limited number of clients for whom we perform large projects. For the year ended June 30, 2000, our four largest clients accounted for over 30% of our revenues. In addition, revenues from a large client may constitute a significant portion of our total revenues in a particular quarter. The loss of any principal client for any reason, including as a result of the acquisition of that client by another entity, could have a material adverse effect on our business, financial condition and results of operations.

    IF WE ARE UNABLE TO ACHIEVE ANTICIPATED BENEFITS FROM ACQUISITIONS, JOINT VENTURES AND STRATEGIC INVESTMENTS, OUR BUSINESS COULD BE ADVERSELY AFFECTED

    During the past year, we have completed four acquisitions and entered into one alliance. The anticipated benefits from these and future acquisitions, joint ventures and strategic investments may not be achieved. For example, when we acquire a company, we cannot be certain that customers of the acquired business will continue to do business with us or that employees of the acquired business will continue their employment or become well integrated into our operations and culture. The identification, consummation and integration of acquisitions, joint ventures and strategic investments require substantial attention from management. The diversion of the attention of management relating to these activities, as well as any difficulties encountered in the integration process, could have an adverse impact on our business, financial condition and results of operations.

    IF ANY CLIENT UNEXPECTEDLY TERMINATES THEIR CONTRACTS WITH US OUR BUSINESS COULD BE ADVERSELY AFFECTED

    Our clients, with limited advance notice and without significant penalty, can cancel some of our contracts. Termination by any client of a contract for our services could result in a loss of expected revenues and additional expenses for staff which were allocated to that client's project. The cancellation or a significant reduction in the scope of a large project could have a material adverse effect on our business, financial condition and results of operations.

    OUR STOCK PRICE IS VOLATILE AND MAY RESULT IN SUBSTANTIAL LOSSES FOR
INVESTORS

    The trading price of our common stock could be subject to wide fluctuations in response to:

    - quarterly variations in operating results and our achievement of key business metrics;

    - changes in earnings estimates by securities analysts;

    - any differences between reported results and securities analysts' published or unpublished expectations;

    - announcements of new contracts or service offerings by us or our competitors;


    - market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors; and



    - general economic or stock market conditions unrelated to our operating performance.



    In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation could result in substantial costs and a diversion of management attention and resources.


    IF WE DO NOT KEEP PACE WITH TECHNOLOGICAL CHANGES, OUR COMPETITIVE POSITION WILL SUFFER

    Our markets and the technologies used in our solutions are characterized by rapid technological change. Failure to respond in a timely and cost-effective way to these technological developments would have a material adverse effect on our business, financial condition and results of operations. We expect to derive a substantial portion of our revenues from providing software that is based upon leading technologies and that is capable of adapting to future technologies. As a result, our success will depend on our ability to offer services that keep pace with continuing changes in technology, evolving industry standards and changing client preferences. We may not be successful in addressing future developments on a timely basis. Our failure to keep pace with the latest technological developments would have a material adverse effect on our business, financial condition and results of operations.

    WE FACE SIGNIFICANT COMPETITION IN MARKETS THAT ARE NEW AND RAPIDLY CHANGING

    The markets for the services we provide are highly competitive. We believe that we currently compete principally with strategy consulting firms, Internet professional services firms, systems integration firms, software developers, technology vendors and internal information systems groups. Many of the companies that provide services in our markets have significantly greater financial, technical and marketing resources than we do and generate greater revenues and have greater name recognition than we do. In addition, there are relatively low barriers to entry into our markets and we have faced, and expect to continue to face competition from new entrants into our markets.

    We believe that the principal competitive factors in our markets include:

    - ability to integrate strategy, experience modeling, creative design and technology services;

    - quality of service, speed of delivery and price;

    - industry knowledge;

    - sophisticated project and program management capability; and

    - Internet technology expertise and talent.

    We believe that our ability to compete also depends in part on a number of competitive factors outside our control, including:

    - the ability of our competitors to hire, retain and motivate professional staff;

    - the development by others of Internet services or software that is competitive with our solutions; and

    - the extent of our competitors' responsiveness to client needs.

    There can be no assurance that we will be able to compete successfully in our markets.

    IF WE ARE UNABLE TO PROTECT OUR PROPRIETARY SOFTWARE, OUR BUSINESS COULD BE ADVERSELY AFFECTED

    Our success depends, in part, upon our proprietary software and other intellectual property rights. We rely upon a combination of trade secrets, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees, generally require that our consultants and clients enter into these agreements, and limit access to and distribution of our proprietary information. There can be no assurance that the steps we take in this regard will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. In addition, although we believe that our services and products do not infringe on the intellectual property rights of others, there can be no assurance that infringement claims will not be asserted against us in the future, or that if asserted that any infringement claim will be successfully defended. A successful claim against us could materially adversely affect our business, financial condition and results of operations.

    WE MAY NOT HAVE THE RIGHT TO RESELL OR REUSE SOFTWARE DEVELOPED FOR SPECIFIC CLIENTS

    A portion of our business involves the development of software for specific client engagements. Ownership of these solutions is the subject of negotiation and is frequently assigned to the client, although we may retain a license for certain uses. Some clients have prohibited us from marketing the software developed for them for specified periods of time or to specified third parties and there can be no assurance that clients will not demand similar or other restrictions in the future. Issues relating to the ownership of and rights to use solutions can be complicated and there can be no assurance that disputes will not arise that affects our ability to resell or reuse these solutions. Any limitation on our ability to resell or reuse a solution could require us to incur additional expenses to develop new solutions for future projects.

    WE ARE DEPENDENT ON OUR KEY PERSONNEL

    Our success will depend in large part upon the continued services of a number of key employees, including Messrs. Salim Ghauri, Najeeb Ghauri and Naeem Ghauri. The loss of the services of either of these or of one or more of our other key personnel could have a material adverse effect on our business, financial condition and results of operations. In addition, if one or more of our key employees resigns from NetSol to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any personnel, there can be no assurance that we would be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel.

    WE DO NOT PAY CASH DIVIDENDS

    We have never paid dividends and do not presently intend to pay any dividends in the foreseeable future.

    FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

    Future sales of our common stock could negatively impact the market price of our common stock. Shares of our common stock that have not been previously traded in the public market but may at some time be sold in the public market include:

    - shares held by affiliates;

    - shares issued or to be issued in acquisitions;

    - shares issuable upon conversion of convertible notes; and

    - shares to be issued pursuant to stock options and warrants.

    The aggregate number of such shares is much greater than the number of shares of our common stock which have previously traded on the public market. There is currently only a limited trading market for our common stock and it is possible that you may not be able to sell your shares easily. Our common stock trades on the Nasdaq SmallCap Market under the symbol "NTWK" with very limited trading volume. There can be no assurance that a substantial trading market will ever develop (or be sustained, if developed) for our common stock upon completion of this offering, or that purchasers will be able to resell their securities or otherwise liquidate their investment without delay.



    In addition, during the respective terms of the warrants and options granted or to be granted under our option plans, the holders thereof are given an opportunity to benefit from a rise in the market price of the common stock, with a resultant dilution of the interests of existing stockholders. The existence of these warrants and options could make it more difficult for us to obtain additional financing while such securities are outstanding. The holders may be expected to exercise their rights to acquire common stock and sell at a time when we would, in all likelihood, be able to obtain needed capital through a new offering of securities on terms more favorable than those provided by these warrants and options.

                                  THE COMPANY

    NetSol International, Inc. (formerly Mirage Holding, Inc.) was founded in 1997 and is now in the business of information technology or I/T services. NetSol has helped clients use I/T more efficiently in order to improve their operations and profitability and to achieve business results. Network Solutions Pvt. Ltd. or NetSol PK develops the majority of the software for NetSol. NetSol PK was the first company in Pakistan to achieve the ISO 9001 accreditation. NetSol is in the process of attaining SEI CMM Level 3 accreditation. This is one of the highest level of recognition for quality and best practices a software house can achieve.

    NetSol offers a broad array of professional services to clients in the global commercial markets and specializes in the application of advanced and complex I/T to achieve its customers' strategic objectives. Its service offerings include outsourcing, systems integration, and I/T and management consulting and other professional services, including e-business solutions.

    Our principal executive offices are located at 24025 Park Sorrento, Suite 220, Calabasas, California 91302 and our telephone number is (818) 222-9195.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements contained or incorporated by reference in this prospectus are forward-looking statements concerning our operations, economic performance and financial condition. Forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, are included, for example, in the discussions about:

    - our strategy;

    - product sales and revenues;

    - new product development or product introduction;

    - expenses, earnings and net income; and

    - our operational and legal risks.

    These statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to, those discussed under "Risk Factors".

                                USE OF PROCEEDS

    Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, primarily to fund our operations and capital expenditures and for working capital.

                       GENERAL DESCRIPTION OF SECURITIES

    We may offer under this prospectus shares of common stock and warrants to purchase common stock or any combination of the foregoing, either individually or as units consisting of one or more securities. The aggregate offering price of securities offered by us under this prospectus will not exceed $30,000,000. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Certain of the securities to be offered hereby may involve a high degree of risk. To the extent not set forth under "Risk Factors" in this prospectus, such risks will be set forth in the prospectus supplement relating to such securities.

    DESCRIPTION OF COMMON STOCK


    As of the date of this prospectus, we are authorized to issue up to 25,000,000 shares of common stock. As of April 10, 2001, we had 11,592,997 shares of common stock issued and outstanding.


    DIVIDENDS

    The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment.

    RIGHTS UPON LIQUIDATION

    In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

    VOTING RIGHTS

    The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

    MISCELLANEOUS

    The holders of common stock are not entitled to redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. Compushare, Inc. is the transfer agent and registrar for our common stock.

    DESCRIPTION OF WARRANTS

    We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. It is anticipated that any warrants issued pursuant to this prospectus will not be freely transferable pursuant to an agreement between us and the holder. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants. The warrant agreements will be filed with the SEC in connection with the offering of the specific warrants.

    The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

    (1) the number of shares of common stock purchasable upon the exercise of warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

    (2) the date on which the right to exercise the warrants will commence and the date on which the right will expire;

    (3) United States Federal income tax consequences applicable to the warrants; and

    (4) any other terms of the warrants.

    Warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be adjusted upon the occurrence of certain events as set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

    Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

    LISTING OF SECURITIES

    Our common stock is traded on the Nasdaq Small Cap Market under the symbol "NTWK." We do not intend to list for trading our warrants that are issued under this prospectus.

                              PLAN OF DISTRIBUTION

    Any of the common stock or warrants being offered by us under this prospectus may be sold in any one or more of the following ways from time to time:

    - through agents,

    - to or through underwriters,

    - through dealers, and

    - directly by us to purchasers.


    The distribution of the shares or warrants may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Pursuant to a securities purchase agreement dated January 8, 2001 with Deephaven Private Placement Trading Ltd, we issued an aggregate of 462,870 shares and warrants to purchase up to 138,861 shares of our common stock to Deephaven in January and February 2001. In certain instances we may be obligated to offer to Deephaven up to $6 million of our common stock under this registration statement subject to the terms of such purchase agreement.


    Offers to purchase common stock or warrants may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the common stock or warrants under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as the term is defined in the Securities Act, of the common stock or warrants so offered and sold.

    If common stock or warrants are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in a related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the shares or warrants. If underwriters are used in the sale of any common stock or warrants in connection with this prospectus, those shares and warrants will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us at the time of sale. Common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of common stock or warrants, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of these shares or warrants will be obligated to purchase all such shares or warrants if any are purchased.

    We may grant to the underwriters options to purchase additional common stock, to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If we grant any over-allotment option, the terms of that over-allotment option will be set forth in the prospectus supplement for these shares.

    If a dealer is utilized in the sale of the common stock in respect of which this prospectus is delivered, we will sell these shares or warrants to the dealer as principal. The dealer may then resell such shares or warrants to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the shares or warrants so offered and sold. The name of the dealer and the terms of transaction will be set forth in the prospectus supplement relating to those offers and sales.

    Offers to purchase common stock or warrants may be solicited directly by us and those sales may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those shares. The terms of any sales of this type will be described in the prospectus supplement.

    If so indicated in a related prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase shares or warrants from us at the public offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of shares or warrants pursuant to delayed delivery contracts accepted by us.

    Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us in the ordinary course of our business.

                                 LEGAL MATTERS

    The validity of the common stock offered hereby will be passed upon for us by Malea Farsai, Esq. General Counsel of NetSol International, Inc.

                                    EXPERTS

    The consolidated financial statements incorporated by reference in this prospectus have been audited by Stonefield Josephson, Inc., Saeed Kamran Patel & Co., and Mazars Neville Russell, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firms as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

    GOVERNMENT FILINGS. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Our web site can be found at http://www.netsol-intl.com. Information contained in our web site is not part of this prospectus.

    STOCK MARKET. The common shares are traded on the Nasdaq SmallCap Market. Materials filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

    INFORMATION INCORPORATED BY REFERENCE. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this prospectus.

    We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:


    - our Annual Report on Form 10-KSB (File No. 0-22773) for the year ended June 30, 2000 and filed with the SEC on October 13, 2000; and Amendment No. 1 to our Annual Report on Form 10-KSB/ A (File No. 0-22773) for the year ended June 30, 2000 and filed with the SEC on February 2, 2001;



    - our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000 and filed with the SEC on November 14, 2000; and Amendment No. 1 to our Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2000 and filed with the SEC on February 2, 2001;



    - our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000 as filed with the SEC on February 14, 2001 and Amendment No. 1 to our Quarterly Report on Form 10-QSB/A for the quarter ended December 31, 2000 and filed with the SEC on April 16, 2001;



    - our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001;



    - our Current Reports on Form 8-K dated July 25, 2000, October 25, 2000 and January 23, 2001 and on Form 8-K/A filed with the SEC on June 7, 2001;


    - the description of our common stock, which is contained in our registration statement filed on Form 8-A filed on June 30, 1996 as amended by Form 8-A/A filed on November 21, 1997.

    You may request free copies of these filings by writing or telephoning us at the following address:


       Rick Poole
       NetSol International, Inc.
       24025 Park Sorrento, Suite 220
       Calabasas, CA 91302
       (818) 222-9195


    This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is a statement of estimated expenses we will pay in connection with the issuance and distribution of the securities being registered.

ITEM                                                           AMOUNT
----                                                          --------
SEC registration fee........................................  $  7,920
Printing fees...............................................  $ 30,000
Nasdaq fees.................................................  $  6,000
Blue sky fees and expenses..................................  $ 10,000
Legal fees and expenses.....................................  $ 20,000
Accountants' fees and expenses..............................  $ 10,000
Transfer agent fees.........................................  $  2,500
Miscellaneous...............................................  $ 13,580
                                                              --------
    Total...................................................  $100,000

    All of the above amounts, except for the SEC registration fee, have been estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Nevada General Corporation Law allows us to indemnify our officers and directors from liability incurred by reason of the fact that he or she is or was an officer or director of the corporation. We may authorize such indemnification if we determine that it is proper under the circumstances. This determination can be authorized based on a vote of our stockholders, by a majority vote of a quorum of directors who were not parties to the relevant legal action, or under certain circumstances, by independent legal counsel in a written opinion. The indemnification can include, but is not limited to, reimbursement of all fees, including amounts paid in settlement and attorney's fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit by the officer or director.

    We have purchased and maintained insurance covering our officers and directors for the purpose of covering indemnification expenses.

    At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of our company as to which indemnification is being sought.

ITEM 16.  EXHIBITS.


       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
     4.1                Securities Purchase Agreement, dated as of January 8, 2001, between Netsol International, Inc. and Deephaven Private
                        Placement Trading Ltd. (incorporated by reference to
                        Exhibit 4.1 of Netsol's Registration Statement on Form S-3
                        (File No. 333-57020) filed with the SEC on March 14, 2001).

     4.2                Registration Rights Agreement, dated as of January 8, 2001, between Netsol International, Inc. and Deephaven Private
                        Placement Trading Ltd. (incorporated by reference to
                        Exhibit 4.2 of Netsol's Registration Statement on Form S-3
                        (File No. 333-57020) filed with the SEC on March 14, 2001).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
     4.3                Letter Agreement, dated February 23, 2001, between Netsol
                        International, Inc. and Deephaven Private Placement Trading
                        Ltd. (incorporated by reference to Exhibit 4.3 of Netsol's
                        Registration Statement on Form S-3 (File No. 333-57020)
                        filed with the SEC on March 14, 2001).

     4.4                Letter Agreement, dated April 24, 2001, among Netsol
                        International, Inc., Deephaven Private Placement Trading
                        Ltd. and Jesup & Lamont Securities Corporation (incorporated by reference to Exhibit 4.4 of Netsol's Registration
                        Statement on Form S-3 (File No. 333-59454) filed with the
                        SEC on April 24, 2001).

     4.5                Form of Warrant for Jesup & Lamont Securities Corporation
                        and Deephaven Private Placement Trading Ltd (incorporated by reference to Exhibit 4.5 of Netsol's Registration Statement on Form S-3 (File No. 333-59454) filed with the SEC on
                        April 24, 2001).

     5.1+               Opinion of Malea Farsai, Esq., General Counsel of NetSol
                        International, Inc.

    23.1*               Consent of Stonefield Josephson, Inc.

    23.2+               Consent of Malea Farsai, Esq., General Counsel of NetSol
                        International, Inc. (included in Exhibit 5).

    23.3*               Consent of Saeed Kamran Patel & Co.

    23.4*               Consent of Mazars Neville Russell.

    24.1+               Powers of Attorney.


------------------------

+   Previously filed.

*   Filed herewith.

ITEM 17.  UNDERTAKINGS.

    (1) We hereby undertake:

        (a) To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any additional or changed material information of the plan of distribution.

        (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

        (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

    (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (3) We also undertake that we will:

        (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under the Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

        (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calabasas, State of California on June 6, 2001.



                                                       NETSOL INTERNATIONAL, INC.

                                                       By:             /s/ NAJEEB U. GHAURI
                                                            -----------------------------------------
                                                                        Najeeb U. Ghauri,
                                                                     CHIEF EXECUTIVE OFFICER

Dated: June 6, 2001


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                         DATE
               ---------                                  -----                         ----
                   *                     President and Director                        June 6, 2001
    -------------------------------        (Principal Executive Officer)
             Salim Ghauri

                   *                     Chief Financial Officer                       June 6, 2001
    -------------------------------        (Principal Financial and Accounting
              Syed Husain                  Officer)

         /s/ NAJEEB U. GHAURI            Chief Executive Officer and Director          June 6, 2001
    -------------------------------
           Najeeb U. Ghauri

                   *                     Director                                      June 6, 2001
    -------------------------------
             Shahab Ghauri

                   *                     Chairman of the Board and Director            June 6, 2001
    -------------------------------
             Irfan Mustafa

                   *                     Chief Operating Officer and Director          June 6, 2001
    -------------------------------
             Naeem Ghauri

               SIGNATURE                                  TITLE                         DATE
               ---------                                  -----                         ----
                   *                     Director                                      June 6, 2001
    -------------------------------
              Cary Burch

                   *                     Director                                      June 6, 2001
    -------------------------------
             Waheed Akbar

                   *                     Director                                      June 6, 2001
    -------------------------------
             Nasim Ashraf

       *   /s/ NAJEEB U. GHAURI
    -------------------------------
           Najeeb U. Ghauri
           ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
     4.1                Securities Purchase Agreement, dated as of January 8, 2001, between Netsol International, Inc. and Deephaven Private
                        Placement Trading Ltd. (incorporated by reference to
                        Exhibit 4.1 of Netsol's Registration Statement on Form S-3
                        (File No. 333-57020) filed with the SEC on March 14, 2001).

     4.2                Registration Rights Agreement, dated as of January 8, 2001, between Netsol International, Inc. and Deephaven Private
                        Placement Trading Ltd. (incorporated by reference to
                        Exhibit 4.2 of Netsol's Registration Statement on Form S-3
                        (File No. 333-57020) filed with the SEC on March 14, 2001).

     4.3                Letter Agreement, dated February 23, 2001, between Netsol
                        International, Inc. and Deephaven Private Placement Trading
                        Ltd. (incorporated by reference to Exhibit 4.3 of Netsol's
                        Registration Statement on Form S-3 (File No. 333-57020)
                        filed with the SEC on March 14, 2001).

     4.4                Letter Agreement, dated April 24, 2001, among Netsol
                        International, Inc., Deephaven Private Placement Trading
                        Ltd. and Jesup & Lamont Securities Corporation (incorporated by reference to Exhibit 4.4 of Netsol's Registration
                        Statement on Form S-3 (File No. 333-59454) filed with the
                        SEC on April 24, 2001).

     4.5                Form of Warrant for Jesup & Lamont Securities Corporation
                        and Deephaven Private Placement Trading Ltd (incorporated by reference to Exhibit 4.5 of Netsol's Registration Statement on Form S-3 (File No. 333-59454) filed with the SEC on
                        April 24, 2001).

     5.1+               Opinion of Malea Farsai, Esq., General Counsel of NetSol
                        International, Inc.

    23.1*               Consent of Stonefield Josephson, Inc.

    23.2+               Consent of Malea Farsai, Esq., General Counsel of NetSol
                        International, Inc. (included in Exhibit 5).

    23.3*               Consent of Saeed Kamran Patel & Co.

    23.4*               Consent of Mazars Neville Russell.

    24.1+               Powers of Attorney.


------------------------

+   Previously filed.

*   Filed herewith.